UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARQULE, INC.
(Exact Name of registrant as specified in its charter)

Delaware	58-1959440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Presidential Way,
Woburn, Massachusetts 01801
(Address, including zip code, of principal executive offices)

ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan
(Full title of the plan)

Paolo Pucci
Chief Executive Officer
ArQule, Inc.
19 Presidential Way,
Woburn, Massachusetts 01801
(781) 994-0300

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Richard E. Baltz, Esq.
Arnold & Porter LLP
555 12th Street, N.W.
Washington, D.C.  20004
(202) 942-5000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (2)(3)
Common Stock, $.01 par value	250,000	$1.17	$292,500	$37.68

(1)
This registration statement covers 250,000 shares of common stock of the registrant, $0.01 par value (“Common Stock”), for issuance in connection with the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan (the “Plan”). Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the Plan.

(2)
Calculated on the basis of the average of the high and low sale prices of the registrant’s Common Stock as reported on September 19, 2014 on the Nasdaq Global Market,which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by ArQule, Inc., a Delaware corporation (the “Company”), and relates to the registration of 250,000 additional shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) relating to ArQule, Inc.’s Amended and Restated 1996 Director Stock Option Plan (the “Plan”). The Company previously registered additional shares of Common Stock issuable under the Plan by Registration Statement No. 333-178228 on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2011.  In accordance with General Instruction E to Form S-8, the contents of previously filed Registration Statements relating to the Plan are incorporated by reference herein to the extent not modified or superseded hereby or thereby or by a subsequently filed document.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents filed by the Company (File No. 000-21429) with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

1.         Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 5, 2014.

2.         Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 (filed with the SEC on May 7, 2014) and June 30, 2014 (filed with the SEC on August 5, 2014).

3.         Current Reports on Form 8-K filed with the SEC on January 16, 2014; January 27, 2014; February 4, 2014; May 16, 2014; and May 30, 2014.

4.         The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit 4
ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan, as amended (incorporated by reference from Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2014).

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc. (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on September 22, 2014.

ARQULE, INC.

By:	/s/ Paolo Pucci
Paolo Pucci
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Peter  S. Lawrence and Robert J. Connaughton, Jr., his or her true and lawful attorney-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she  might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE:	TITLE:	DATE:

/s/ Paolo Pucci	Chief Executive Officer and Director	September 22, 2014
Paolo Pucci	(Principal Executive Officer)

/s/ Peter S. Lawrence	President and Chief Operating Officer	September 22, 2014
Peter S. Lawrence	(Principal Financial Officer)

/s/ Robert J. Weiskopf	Vice President, Finance, Controller & Treasurer	September 22, 2014
Robert J. Weiskopf	(Principal Accounting Officer)

SIGNATURE:	TITLE:	DATE:

/s/ Timothy C. Barabe	Director	September 22, 2014
Timothy C. Barabe

/s/ Susan L. Kelley	Director	September 22, 2014
Susan L. Kelley

/s/ Ronald M. Lindsay	Director	September 22, 2014
Ronald M. Lindsay

/s/ Michael D. Loberg	Director	September 22, 2014
Michael D. Loberg

/s/ William G. Messenger	Director	September 22, 2014
William G. Messenger

/s/ Patrick J. Zenner	Director, Chairman of the Board	September 22, 2014
Patrick J. Zenner

INDEX TO EXHIBITS

Exhibit 4
ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan (incorporated by reference from Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2014).

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc. (included on the signature page to this Registration Statement).